Exhibit 99.1

Envestnet Reports First Quarter 2024 Financial Results

Berwyn, PA — May 7, 2024 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three months ended March 31, 2024.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions, except per share data)	2024	2023	Change
GAAP:
Total revenue	$325.0	$298.7	9%
Net income (loss) attributable to Envestnet, Inc.	$2.5	$(41.2)	106%
Net income (loss) attributable to Envestnet, Inc. per diluted share	$0.05	$(0.76)	107%

Non-GAAP:
Adjusted EBITDA(1)	$70.4	$54.0	30%
Adjusted net income(1)	$39.4	$30.1	31%
Adjusted net income per diluted share(1)	$0.60	$0.46	30%
Free cash flow(1)	$(19.9)	$(61.7)	68%

"Envestnet continues to be in its leading position because we are executing on what our clients need and we're deepening our relationships with them," said Jim Fox, Board Chair and Interim CEO. "Our first quarter results are a testament to our differentiated products, deepening relationships, and inherent operating leverage in our business. We see tremendous runway for continued growth and margin expansion."

Financial Results for the First Quarter 2024 Compared to the First Quarter 2023

Total revenue increased 9% to $325.0 million for the first quarter of 2024 from $298.7 million for the first quarter of 2023. Asset-based recurring revenue increased 15% and represented 62% of total revenue for the first quarter of 2024, compared to 59% of total revenue for the first quarter of 2023. Subscription-based recurring revenue remained consistent and represented 36% of total revenue for the first quarter of 2024, compared to 39% of total revenue for the first quarter of 2023. Professional services and other non-recurring revenue increased 4% for the first quarter of 2024 from the first quarter of 2023.

Total operating expenses increased 2% to $316.2 million for the first quarter of 2024 from $309.8 million for the first quarter of 2023. Direct expense increased 15% to $126.6 million for the first quarter of 2024 from $109.7 million for the first quarter of 2023. Employee compensation decreased 9% to $103.7 million for the first quarter of 2024 from $114.2 million for the first quarter of 2023. Employee compensation was 32% of total revenue for the first quarter of 2024, compared to 38% of total revenue for the first quarter of 2023. General and administrative expense decreased 4% to $52.1 million for the first quarter of 2024 from $54.4 million for the first quarter of 2023. General and administrative expense was 16% of total revenue for the first quarter of 2024, compared to 18% of total revenue for the first quarter of 2023.

Income from operations was $8.7 million for the first quarter of 2024 compared to a loss from operations of $11.1 million for the first quarter of 2023. Net income attributable to Envestnet, Inc. was $2.5 million, or $0.05 per diluted share, for the first quarter of 2024 compared to a net loss attributable to Envestnet, Inc. of $41.2 million, or $0.76 per diluted share, for the first quarter of 2023.

Adjusted EBITDA(1) increased 30% to $70.4 million for the first quarter of 2024 from $54.0 million for the first quarter of 2023. Adjusted net income(1) increased 31% to $39.4 million, or $0.60 per diluted share, for the first quarter of 2024 from $30.1 million, or $0.46 per diluted share, for the first quarter of 2023. Free cash flow(1) increased 68%, to negative $19.9 million for the first quarter of 2024 from negative $61.7 million for the first quarter of 2023.

Balance Sheet and Liquidity

As of March 31, 2024, Envestnet had $61.2 million in cash and cash equivalents and $892.5 million in outstanding debt. Debt as of March 31, 2024 consisted of $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of March 31, 2024.

Segment Reporting

On October 1, 2023, the Company changed the composition of its reportable segments to reflect the way that the Company's chief operating decision maker reviews the operating results, assesses performance and allocates resources. All segment information presented within this Exhibit 99.1 for the quarter ended March 31, 2024 is presented in conjunction with the current organizational structure, with prior periods adjusted accordingly.

Correction of Immaterial Error

During the fourth quarter of 2023, the Company identified that the arrangement with a third-party for the use of cloud hosted virtual servers which was previously accounted for as a finance lease transaction and included as a component of property and equipment, net in the condensed consolidated balance sheets should have been recognized as a prepayment included within prepaid expenses and other current assets and other assets in the condensed consolidated balance sheets. The Company concluded that the classification of these transactions was immaterial in prior period financial statements and that amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior period reported within this press release.

Outlook

Envestnet provided the following outlook for the second quarter ending June 30, 2024. This outlook is based on the market value of assets under management or administration as of March 31, 2024. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	2Q 2024
GAAP:
Revenue:
Asset-based	$211.5	-	$214.5
Subscription-based	115.0	-	118.0
Total recurring revenue	326.5	-	332.5
Professional services and other revenue	10.5	-	12.5
Total revenue	$337.0	-	$345.0

Asset-based direct expense	$125.0	-	$126.5
Total direct expense	$139.5	-	$141.0

Net income (loss)		(a)

Diluted shares outstanding		66.5
Net income (loss) per diluted share		(a)

Non-GAAP:
Adjusted EBITDA(1)	$71.0	-	$75.0
Adjusted net income per diluted share(1)	$0.60	-	$0.65
_______________________________________________________

(a) Envestnet does not forecast net income (loss) and net income (loss) per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2024 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and insight are delivered. Our mission is to empower financial advisors and service providers with innovative technology, solutions and intelligence. Envestnet's clients include more than 109,000 advisors, 17 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, all of which leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit http://www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision, deferred revenue fair value adjustment, non‑cash interest expense, cash interest on our Convertible Notes, amortization of acquired intangibles, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive.

"Free cash flow" represents net cash provided by (used in) operating activities less purchases of property and equipment and capitalization of internally developed software.

For further information see reconciliations of Non-GAAP Financial Measures on pages 10-14 of this press release, and the section entitled "Non-GAAP Financial Measures" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss), net income (loss) per share or net cash provided by (used in) operating activities determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter of 2024, its strategic and operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, our ability to recruit and retain senior executive leadership and other key employees and to successfully manage transitions, including the transition of our chief executive officer; adverse economic or global market conditions, including periods of rising inflation and market interest rates, and governmental responses to such conditions; the conflicts in the Middle East and between Russia and Ukraine, including related sanctions and their impact on the global economy and capital markets; the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets, particularly goodwill and intangible assets; the amount of our debt, our ability to service our debt and risks associated with derivative transactions associated with our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; increased geopolitical unrest and other events outside of our control that could adversely affect the global economy or specific international, regional and domestic markets; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; the failure to protect our intellectual property rights; our reliance on outsourcing arrangements; activist shareholders hindering the execution of our business strategy, diverting board and management attention and resources and causing us to incur substantial expenses; public health crises, pandemics or similar events; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to introduce new solutions and services and enhancements; regulatory compliance failures; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for cybersecurity breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 7, 2024 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	media@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$61,226	$91,378
Fees receivable, net	135,630	120,958
Prepaid expenses and other current assets	53,330	51,472
Assets held for deconsolidation	55,016	—
Total current assets	305,202	263,808
Property and equipment, net	46,856	48,223
Internally developed software, net	214,507	224,713
Intangible assets, net	323,326	338,068
Goodwill	779,916	806,563
Operating lease right-of-use assets, net	67,127	69,154
Other assets	127,111	126,723
Total assets	$1,864,045	$1,877,252

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$201,126	$241,424
Operating lease liabilities	12,479	12,909
Deferred revenue	34,584	38,201
Liabilities held for deconsolidation	8,998	—
Total current liabilities	257,187	292,534
Debt	877,842	876,612
Operating lease liabilities, net of current portion	98,085	100,830
Deferred tax liabilities, net	15,716	16,568
Other liabilities	17,897	16,202
Total liabilities	1,266,727	1,302,746

Equity:
Total stockholders’ equity, attributable to Envestnet, Inc.	580,897	568,191
Non-controlling interest	16,421	6,315
Total liabilities and equity	$1,864,045	$1,877,252

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Asset-based	$202,616	$176,932
Subscription-based	117,462	117,079
Total recurring revenue	320,078	294,011
Professional services and other revenue	4,872	4,696
Total revenue	324,950	298,707

Operating expenses:
Direct expense	126,633	109,679
Employee compensation	103,652	114,215
General and administrative	52,065	54,350
Depreciation and amortization	33,892	31,520
Total operating expenses	316,242	309,764

Income (loss) from operations	8,708	(11,057)
Other expense, net	(6,664)	(7,935)
Income (loss) before income tax provision	2,044	(18,992)

Income tax provision	1,505	23,769

Net income (loss)	539	(42,761)
Add: Net loss attributable to non-controlling interest	1,974	1,533
Net income (loss) attributable to Envestnet, Inc.	$2,513	$(41,228)

Net income (loss) attributable to Envestnet, Inc. per share:
Basic	$0.05	$(0.76)
Diluted	$0.05	$(0.76)
Weighted average common shares outstanding:
Basic	54,884,074	54,143,259
Diluted	55,385,066	54,143,259

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$539	$(42,761)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	33,892	31,520
Deferred income taxes	(855)	5,221
Non-cash compensation expense	18,898	19,453
Non-cash interest expense	4,580	4,498
Loss allocations from equity method investments	2,283	2,940
Other	2,078	468
Changes in operating assets and liabilities:
Fees receivable, net	(18,841)	(21,579)
Prepaid expenses and other assets	(2,371)	(9,858)
Accounts payable, accrued expenses and other liabilities	(40,659)	(31,648)
Deferred revenue	2,400	8,073
Net cash provided by (used in) operating activities	1,944	(33,673)
Cash flows from investing activities:
Purchases of property and equipment	(1,900)	(4,402)
Capitalization of internally developed software	(19,953)	(23,664)
Investments in private companies	(2,805)	(950)
Acquisition of proprietary technology	—	(10,000)
Issuance of loan receivable to private company	—	(20,000)
Other	—	260
Net cash used in investing activities	(24,658)	(58,756)
Cash flows from financing activities:
Proceeds from exercise of stock options	71	367
Payments related to tax withholdings for stock-based compensation	(8,449)	(10,732)
Payments related to share repurchases	—	(9,289)
Proceeds from capital contributions received by non-controlling interest	12,012	—
Purchase of non-controlling units from third-party shareholders	—	(1,008)
Other	3	2
Net cash provided by (used in) financing activities	3,637	(20,660)
Effect of exchange rate on changes on cash and cash equivalents	(2)	3,580
Net change in cash and cash equivalents due to cash reclassified to assets held for deconsolidation	(11,073)	—
Net change in cash and cash equivalents	(30,152)	(109,509)
Cash and cash equivalents, beginning of period	91,378	162,173
Cash and cash equivalents, end of period	$61,226	$52,664

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net income (loss)	$539	$(42,761)
Add (deduct):
Deferred revenue fair value adjustment (a)	—	52
Interest income (b)	(1,983)	(1,358)
Interest expense (b)	6,089	6,320
Income tax provision	1,505	23,769
Depreciation and amortization	33,892	31,520
Non-cash compensation expense (d)	18,898	19,453
Restructuring charges and transaction costs (e)	2,056	4,163
Severance expense (d)	3,425	6,188
Litigation, regulatory and other governance related expenses (c)	2,288	3,074
Foreign currency (b)	275	33
Non-income tax expense adjustment (c)	(49)	(168)
Loss allocations from equity method investments (b)	2,283	2,940
Loss attributable to non-controlling interest	1,160	778
Adjusted EBITDA	$70,378	$54,003

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended March 31, 2024 and 2023, $2.4 million and $4.1 million, respectively, were included within general and administrative expense and $(0.4) million and $0.1 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net income (loss)	$539	$(42,761)
Income tax provision (a)	1,505	23,769
Income (loss) before income tax provision	2,044	(18,992)
Add (deduct):
Deferred revenue fair value adjustment (b)	—	52
Non-cash interest expense (d)	1,405	1,442
Cash interest - Convertible Notes (d)	4,369	4,565
Amortization of acquired intangibles (e)	14,742	16,940
Non-cash compensation expense (f)	18,898	19,453
Restructuring charges and transaction costs (g)	2,056	4,163
Severance expense (e)	3,425	6,188
Litigation, regulatory and other governance related expenses (c)	2,288	3,074
Foreign currency (d)	275	33
Non-income tax expense adjustment (c)	(49)	(168)
Loss allocations from equity method investments (d)	2,283	2,940
Loss attributable to non-controlling interest	1,160	778
Adjusted net income before income tax effect	52,896	40,468
Income tax effect (h)	(13,489)	(10,319)
Adjusted net income	$39,407	$30,149

Basic number of weighted-average shares outstanding	54,884,074	54,143,259
Effect of dilutive shares:
Convertible Notes	10,811,884	11,470,645
Non-vested RSUs and PSUs	473,738	463,719
Options to purchase common stock	27,254	88,323
Diluted number of weighted-average shares outstanding	66,196,950	66,165,946

Adjusted net income per diluted share	$0.60	$0.46

(a)For the three months ended March 31, 2024 and 2023, the effective tax rate computed in accordance with GAAP equaled 73.6% and (125.2)%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(f)Included within employee compensation expense in the condensed consolidated statements of operations.
(g)For the three months ended March 31, 2024 and 2023, $2.4 million and $4.1 million, respectively, were included within general and administrative expense and $(0.4) million and $0.1 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.
(h)An estimated normalized tax rate of 25.5% has been used to compute adjusted net income for the three months ended March 31, 2024 and 2023.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net cash provided by (used in) operating activities	$1,944	$(33,673)
Less: Purchases of property and equipment	(1,900)	(4,402)
Less: Capitalization of internally developed software	(19,953)	(23,664)
Free cash flow	$(19,909)	$(61,739)

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31, 2024
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$202,616	$—	$—	$202,616
Subscription-based	84,168	33,294	—	117,462
Total recurring revenue	286,784	33,294	—	320,078
Professional services and other revenue	3,026	1,846	—	4,872
Total revenue	$289,810	$35,140	$—	$324,950

Operating expenses:
Direct expense:
Asset-based	$118,403	$—	$—	$118,403
Subscription-based	1,431	6,799	—	8,230
Total direct expense	119,834	6,799	—	126,633
Employee compensation	75,196	11,692	16,764	103,652
General and administrative	29,032	15,314	7,719	52,065
Depreciation and amortization	26,818	7,074	—	33,892
Total operating expenses	$250,880	$40,879	$24,483	$316,242

Income (loss) from operations	$38,930	$(5,739)	$(24,483)	$8,708
Add (deduct):
Depreciation and amortization	26,818	7,074	—	33,892
Non-cash compensation expense (b)	11,387	1,864	5,647	18,898
Restructuring charges and transaction costs (c)	43	679	1,334	2,056
Severance expense (b)	1,804	13	1,608	3,425
Litigation, regulatory and other governance related expenses (a)	—	2,288	—	2,288
Non-income tax expense adjustment (a)	(49)	—	—	(49)
Loss attributable to non-controlling interest	1,160	—	—	1,160
Adjusted EBITDA	$80,093	$6,179	$(15,894)	$70,378

(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$2.4 million was included within general and administrative expense and $(0.4) million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended March 31, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$176,932	$—	$—	$176,932
Subscription-based	80,470	36,609	—	117,079
Total recurring revenue	257,402	36,609	—	294,011
Professional services and other revenue	3,247	1,449	—	4,696
Total revenue	$260,649	$38,058	$—	$298,707

Operating expenses:
Direct expense:
Asset-based	$102,623	$—	$—	$102,623
Subscription-based	1,778	5,274	—	7,052
Professional services and other	4	—	—	4
Total direct expense	104,405	5,274	—	109,679
Employee compensation	79,047	19,242	15,926	114,215
General and administrative	29,107	14,429	10,814	54,350
Depreciation and amortization	25,492	6,028	—	31,520
Total operating expenses	$238,051	$44,973	$26,740	$309,764

Income (loss) from operations	$22,598	$(6,915)	$(26,740)	$(11,057)
Add (deduct):
Deferred revenue fair value adjustment (a)	52	—	—	52
Depreciation and amortization	25,492	6,028	—	31,520
Non-cash compensation expense (c)	11,467	2,437	5,549	19,453
Restructuring charges and transaction costs (d)	1,139	243	2,781	4,163
Severance expense (c)	3,799	2,205	184	6,188
Litigation, regulatory and other governance related expenses (b)	—	1,324	1,750	3,074
Non-income tax expense adjustment (b)	(102)	(66)	—	(168)
Loss attributable to non-controlling interest	778	—	—	778
Adjusted EBITDA	$65,223	$5,256	$(16,476)	$54,003

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$4.1 million was included within general and administrative expense and $0.1 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts, advisors and firms data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets utilizing our platforms, financial advisors and investor accounts in the periods indicated:

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2023	2023	2023	2023	2024
Platform Assets
Assets under Management (“AUM”)	$363,244	$384,773	$375,408	$416,001	$452,464
Assets under Administration (“AUA”)	379,843	394,078	398,082	430,846	471,401
Total AUM/A	743,087	778,851	773,490	846,847	923,865
Subscription	4,566,971	4,643,313	4,579,248	4,959,514	5,158,180
Total Platform Assets	$5,310,058	$5,422,164	$5,352,738	$5,806,361	$6,082,045
Platform Accounts
AUM	1,571,862	1,609,677	1,614,873	1,640,879	1,688,044
AUA	1,142,166	1,144,375	1,257,094	1,254,962	1,315,442
Total AUM/A	2,714,028	2,754,052	2,871,967	2,895,841	3,003,486
Subscription	15,779,980	15,916,955	16,072,848	16,248,598	16,641,631
Total Platform Accounts	18,494,008	18,671,007	18,944,815	19,144,439	19,645,117
Advisors
AUM/A	38,611	38,809	38,078	38,697	38,814
Subscription	67,843	68,439	69,318	69,973	70,262
Total Advisors	106,454	107,248	107,396	108,670	109,076

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2024:

	Asset Rollforward - Three Months Ended March 31, 2024
	As of December 31,	Gross		Net	Market		As of March 31,
	2023	Sales	Redemptions	Flows	Impact	Reclassifications	2024
AUM	$416,001	$32,127	$(19,601)	$12,526	$22,694	$1,243	$452,464
AUA	430,846	45,596	(25,402)	20,194	22,683	(2,322)	471,401
Total AUM/A	$846,847	$77,723	$(45,003)	$32,720	$45,377	$(1,079)	$923,865
Fee-Based Accounts	2,895,841			112,633		(4,988)	3,003,486

The above AUM/A gross sales figures for the three months ended March 31, 2024 include $29.8 billion in new client conversions. We onboarded an additional $31.1 billion in subscription conversions during the three months ended March 31, 2024 bringing total conversions for the three months ended March 31, 2024 to $60.9 billion.

Asset and account figures in the “Reclassifications” column for the three months ended March 31, 2024 represent immaterial amounts that were reclassified between AUM, AUA and subscription to reflect updated customer billing arrangements. These reclassifications have no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the amount of paid-end users and firms using the Envestnet Data & Analytics platform in the periods indicated:

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2023	2023	2023	2023	2024
Number of paying users	37.5	38.0	42.3	38.3	43.8
Number of firms	1,310	1,339	1,322	1,324	1,323